CONSENT LETTER

1        It is recorded that -

1.1 MMC Norilsk Nickel ("Norilsk") and Harmony Gold Mining Company Limited ("Harmony") entered into an irrevocable undertaking on 16 October 2004 ("irrevocable undertaking");

1.2           Norilsk wishes -

1.2.1 to transfer all the shares held by it in the issued share capital of Gold Fields Limited ("Gold Fields") to an indirect wholly owned subsidiary of Norilsk, Jenington International Limited, a company incorporated under the laws of the British Virgin Islands on 4 July 2000, registration number 394918 and with registered office at Acara Building, 24 De Castro Street, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands ("Subco");

1.2.2 to cede all its rights and delegate all its obligations in terms of the irrevocable undertaking to Subco,

         and Harmony is willing to consent to the transfer by Norilsk of all its shares in the issued share capital of Gold Fields to Subco and to consent to the cession and delegation contemplated in 1.2.2 above, subject to the terms and conditions stipulated in this consent letter.

2        The parties accordingly agree as set out herein.

3 Harmony, by its signature hereto, with effect from the date of signature of this consent letter by the signatory which signs it last in time, provided that all the parties hereto actually sign this consent letter ("signature date"), unconditionally and irrevocably -

3.1 consents to the transfer of all the shares held by Norilsk in the issued share capital of Gold Fields to Subco and waives any and all rights which it may have, as at the signature date, to object to such transfer;


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3.2           consents to the cession and delegation in terms of 4 below; and

3.3 undertakes to fulfil all of its obligations in terms of, arising out of or in connection with the irrevocable undertaking (even if documented separately and not in the irrevocable undertaking itself) to Subco as if Subco had signed the irrevocable undertaking and its obligations in terms of, arising out of or in connection with the irrevocable undertaking arose or were given in favour and for the benefit of Subco.

4        Norilsk, by its signature hereto, with effect from the signature date -

4.1 cedes all of its rights and delegates all of its obligations in terms of the irrevocable undertaking to Subco; and

4.2           guarantees   and   undertakes  as  a  principal  and   independent
              obligation in favour of Harmony -

4.2.1 to procure the proper and timeous fulfilment by Subco of all its obligations in terms of, arising out of or in connection with the irrevocable undertaking; and

4.2.2 that Subco will remain an indirect wholly-owned subsidiary of Norilsk until the date upon which the irrevocable undertaking terminates.

5        Subco, by its signature hereto, with effect from the signature date -

5.1 accepts the cession of all the rights of Norilsk in terms of the irrevocable undertaking by Subco in terms of 4 above;

5.2 accepts the delegation of all the obligations of Norilsk in terms of the irrevocable undertaking to Subco in terms of 4 above; and

5.3 agrees to be bound by the terms and conditions of the irrevocable undertaking in all respects as if it had signed the irrevocable undertaking.


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6        This document  constitutes  the entire record of the agreement  between the parties in regard to the subject matter hereof. No party shall be bound by any express or implied term, representation, warranty, promise or the like not recorded herein.

7        This consent shall in all respects (including its existence,  validity,
         interpretation,   implementation,   termination  and   enforcement)  be
         governed by the law of the Republic of South Africa.

8 This consent may be executed in one or more counterparts and in separate counterparts, each of which when executed shall be deemed to be an original but when taken together shall constitute one and the same agreement.

Signed at                           on April 18, 2005
                                    for  MMC Norilsk Nickel


                                         /s/ Denis Morozov
                                         ---------------------------------------
                                         who warrants that he is duly
                                         authorised hereto

Signed at                           on April 18, 2005
                                    for  Harmony Gold Mining Company Limited


                                         /s/ Bernard Swanepoel
                                         ---------------------------------------
                                         who warrants that he is duly
                                         authorised hereto

Signed at                           on April 18, 2005
                                    for  Jenington International Inc.


                                         /s/ Siegfried Pasqual
                                         ---------------------------------------
                                         who warrants that he is duly
                                         authorised hereto